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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         -------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): August 28, 2006

                           CPG INTERNATIONAL INC.
             (Exact name of registrant as specified in charter)


         DELAWARE                333-134089                   20-2779385
      (State or other       (Commission File Number)         (IRS Employer
      jurisdiction of                                    Identification No.)
      incorporation)


     801 COREY STREET,                                           18505
       SCRANTON, PA                                            (Zip Code)
   (Address of principal
    executive offices)

     Registrant's telephone number, including area code: (570) 346-8797

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On August 28, 2006, management and the Audit Committee of the Board of Directors of CPG International Inc. (the "Company") determined that the unaudited condensed consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2006 should be restated to correct an overstatement of interest expense during the second quarter of 2006 due to a calculation error. As a result, the previously issued consolidated financial statements of the Company as of and for the periods ended June 30, 2006 should no longer be relied upon. The Company plans to file an amended and restated Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as soon as practicable.

     The restatement adjustments will reduce interest expense by approximately $1.1 million and, net of a $0.4 million income tax effect, improve results of operations by approximately $0.7 million for both the three and six months ended June 30, 2006.

     Management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CPG INTERNATIONAL INC.


                                          By:  /s/ SCOTT HARRISON
                                              ----------------------------
                                               Scott Harrison
                                               Senior Vice President and
                                               Chief Financial Officer

Dated: August 30, 2006